EXHIBIT 23.5

CONSENT OF VINSON & ELKINS L.L.P.

We hereby consent to the reference to our firm under the heading “Legal matters” in this Registration Statement on Form S-1 of Continental Resources, Inc. and the prospectus forming a part thereof.

VINSON & ELKINS L.L.P.

/s/ Vinson & Elkins L.L.P.

Houston, Texas

April 13, 2006